UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2012

Southern States Sign Company

(Exact name of small business issuer as specified in its charter)

Nevada	26-3014345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1450 Broadway, 39th Floor New York, NY 10018 (Address of principal executive offices)

(713) 201-9863
(Issuer’s telephone number)

______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On September 13, 2012, our majority shareholder, David Ben Bassat, agreed to sell 11,851,852 shares of his common stock in our company to Antonio Conte and Maddalena Olivieri, and to cancel 3,148,148 of his shares of common stock and return them to our treasury. Following this transaction, Mr. Conte now holds 10,666,667 shares of our common stock, which amounts to 71.64% of our total issued and outstanding stock. Ms. Olivieri now holds 1,185,185 shares of our common stock, which amounts to 7.96% of our total issued and outstanding stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of September 19, 2012 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

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Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 14,851,852 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Antonio Conte Via cortina d' ampezzo 221 Rome, Italy 00135	10,666,667	71.82%
Common	Maddalena Olivieri Via cortina d' ampezzo 221 Rome, Italy 00135	1,185,185	7.98%
	All Officers and Directors as a Group	11,851,852	79.80%

	Other 5% owners
Common	Paolo Conte Via Partenope 2 Napoli, Italy	1,342,775	9.04%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Report on Form 10-Q filed August 8, 2012, the Company’s Annual Report on Form 10-K filed March 14, 2012, the Company’s Current Report on Form 8-K filed August 6, 2012, and the Company’s Registration Statement on Form S-1 as amended effective May 20, 2011, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern States Sign Company

/s/ Antonio Conte

Antonio Conte

Chief Executive Officer

Date: September 19, 2012

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